Exhibit 99.2

PACIFIC ENERGY DEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

Financial Statements
Unaudited Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011	F-2

Unaudited Consolidated Statement of Operations For the Three Months Ended March 31, 2012, the Period From February 5, 2011 (Inception) Through March 31, 2011 and the Period From February 5, 2011 (Inception) Through March 31, 2012
F-4

Unaudited Condensed Consolidated Statement of Stockholders’ Equity Consolidated Statement of Stockholders’ Deficit, for the Period From February 5, 2011 (Inception) Through March 31, 2012	F-5

Unaudited Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2012 and 2011	F-6

Notes to Unaudited Consolidated Financial Statements

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011

ASSETS

Current assets
Cash and cash equivalents	$250,884	$176,471
Receivables from related entities	58,292	302,315
Prepaid expenses	20,170	26,533
Deferred costs	309,635	111,828

Total current assets	638,981	617,147

Oil and gas property and equipment, net	5,479,989	1,728,928
Equity method investment	560,882	588,453
Other investment	4,100	4,100

Total assets	$6,683,952	$2,938,628

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$74,513	$145,428
Accrued liabilities	2,756,009	1,904,647

Total current liabilities	2,830,522	2,050,075

Commitments and Contingencies (Note 7)

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value
Authorized shares - 100,000,000
11,222,874 and 6,666,667 shares issued and outstanding	11,224	6,667
at March 31, 2012 and December 31, 2011, respectively
(liquidation preference of $5,000,000)
Common stock, $0.001 par value, Authorized shares - 200,000,000
15,502,261 shares issued and outstanding at March 31, 2012 and	15,503	15,503
December 31, 2011, respectively
Additional paid in capital	5,056,697	1,630,060
Stock service receivable	(69,667)	(69,667)
Accumulated deficit	(1,160,327)	(694,010)

Total stockholders’ equity	3,853,430	888,553

Total liabilities and stockholders’ equity	$6,683,952	$2,938,628

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

		Period from	Period from
	Three Months	February 9, 2011	February 9, 2011
	Ended March 31,	(Inception) to	(Inception) to
	2012	March 31, 2011	March 31, 2012

Operating expenses:
Occupancy	$8,315	$-	$26,853
Travel and entertainment	12,978	-	88,070
Professional services	94,865	-	300,065
Personnel	304,327	-	616,675
Administration	18,261	740	55,208

Total operating expenses	438,746	740	1,086,871

Loss from operations	(438,746)	(740)	(1,086,871)

Other Expense
Interest expense	-	(25)	(12,912)
Equity in loss of equity method investment	(27,571)	-	(53,446)
Other expenses	-	-	(7,098)

Total other expenses	(27,571)	(25)	(73,456)

Net loss	$(466,317)	$(765)	$(1,160,327)

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Series A Convertible					Service
	Preferred Stock		Common Stock			Receivable
					Additional
	Shares	Amount	Shares	Amount	Paid-In Capital	Amount	Accumulated Deficit	Total
Balances at February 9, 2011	-	$-	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	10,420,000	10,420	-	-	-	10,420
Issuance of common stock for interest in Rare Earth JV	-	-	4,100,000	4,100	-	-	-	4,100
Issuance of Series A preferred stock for cash	4,266,667	4,267	-	-	3,195,733	-	-	3,200,000
Contribution of corporate investor capital
to equity method investee	-	-	-	-	(2,457,312)	-	-	(2,457,312)
Issuance of Series A preferred stock
upon conversion of notes payable	2,400,000	2,400	-	-	897,600	-	-	900,000
Issuance costs for Series A preferred stock	-	-	-	-	(106,865)	-	-	(106,865)
Issuance of common stock for services	-	-	285,595	286	28,274	-	-	28,560
Issuance of common stock in exchange for services receivable	-	-	696,666	697	68,970	(69,667)	-	-
Stock compensation	-	-	-	-	3,660	-	-	3,660
Net loss	-	-	-	-		-	(694,010)	(694,010)
Balances at December 31, 2011	6,666,667	$6,667	15,502,261	$15,503	$1,630,060	$(69,667)	$(694,010)	$888,553

Issuance of Series A preferred stock for cash	2,659,540	2,660	-	-	1,947,955	-	-	1,950,615
Issuance of common stock for Excellong E&P-2, Inc.	1,666,667	1,667	-	-	1,248,333	-	-	1,250,000
Issuance of Series A preferred stock to STXRA	230,000	230	-	-	172,270	-	-	172,500
Stock compensation	-	-	-	-	58,079	-	-	58,079
Net loss	-	-	-	-		-	(466,317)	(466,317)
Balances at March 31, 2012	11,222,874	$11,224	15,502,261	$15,503	$5,056,697	$(69,667)	$(1,160,327)	$3,853,430

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

		Period from	Period from
	Three Months	February 9, 2011	February 9, 2011
	Ended March 31,	(Inception) to	(Inception) to
	2012	March 31, 2011	March 31, 2012

Cash flows from operating activities
Net loss	$(466,317)	$(765)	$(1,160,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	489	-	1,151
Stock based compensation expense	58,079	-	61,739
Equity in loss of equity method investment	27,571	-	53,446
Changes in operating assets and liabilities:
Receivables from related entities	244,023	-	(58,292)
Prepaid expenses	6,363	-	(16,070)
Accounts payable	(70,915)	-	74,513
Accrued liabilities	23,862	740	56,637

Net cash used in operating activities	(176,845)	(25)	(987,203)

Cash flows from investing activities
Deferred costs	(197,807)	-	(309,635)
Acquisition of oil and gas interest	(1,500,000)	-	(4,399,542)
Acquisition of property and equipment	(1,550)	-	(6,906)

Net cash used in investing activities	(1,699,357)	-	(4,716,083)

Cash flows from financing activities
Proceeds from issuance of notes payable to related party	-	200,000	1,100,000
Repayment of notes payable to related party	-	-	(200,000)
Proceeds from issuance of common stock	-	9,730	10,420
Proceeds from issuance of Series A preferred stock (net of issuance costs
of $41,035, $0 and $147,900)	1,950,615	-	5,043,750

Net cash provided by financing activities	1,950,615	209,730	5,954,170

Net increase in cash and cash equivalents	74,413	209,705	250,884
Cash and cash equivalents at beginning of the period	176,471	-	-
Cash and cash equivalents at end of the period	$250,884	$209,705	$250,884

Supplemental Disclosures of Cash Flow Information
Interest paid	$-	$-	$12,912

Supplemental disclosure of noncash investing and financing activities:
Issuance of 1,666,667 shares of Series A preferred stock in exchange
for investment in Excellong E&P-2, Inc.	$1,250,000	$-	$1,250,000
Issuance of 230,000 shares of Series A preferred stock in connection
with the Niobrara purchase	$172,500	$-	$172,500
Issuance of 4,100,000 shares of common stock in exchange
for investment in Rare Earth JV	$-	$-	$4,100
Accrual of oil and gas interest purchase obligations	$1,000,000	$-	$2,871,872
Conversion of notes payable into 2,400,000 shares of Series A preferred stock	$-	$-	$1,800,000
Contribution of 62.5% of oil and gas interest to equity method investee	$-	$-	$3,071,640
Issuance of common stock as part of oil and gas interest purchase	$-	$-	$28,560

The accompanying notes are an integral part of these financial statements.

PACIFIC ENERGY DEVELOPMENT CORPORATION AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Pacific Energy Development Corporation and subsidiary (the “Company”) is a development stage company formed for the purpose of (i) engaging in the business of oil and gas exploration, development and production of primarily shale oil and gas and secondarily conventional oil and gas opportunities in the United States, and (ii) subsequently utilizing the Company’s strategic relationships for exploration, development and production in Pacific Rim countries, with a particular focus in China. The Company was originally formed in February 2011 as a limited liability company, and converted to a C corporation in June 2011.  In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a corporate investor owns 80%. The Company also holds a 6% joint venture interest in Rare Earth Ovonic Metal Hydride JV Co. Ltd. Joint Venture, a Chinese rare earth metal manufacturing and production company (the “Rare Earth JV”) through its 100% owned subsidiary Pacific Energy & Rare Earth Inc.   In March of 2012, the Company acquired 100% of Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”).

The Company plans to focus initially on developing shale oil and gas assets held by the Company in the United States, including its first oil and gas working interest known as “the Niobrara Asset” and its second oil and gas working interest known as the “the Eagle Ford Asset”, each as described below.  Subsequently, the Company plans to seek additional shale oil and gas and traditional oil and gas asset acquisition opportunities in the United States and Pacific Rim countries utilizing its strategic relationships and technologies that may provide the Company a competitive advantage in accessing and exploring such assets. Some or all of these assets may be acquired by subsidiaries, including Condor, or others that may be formed at a future date.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred losses from operations of $1,160,327 from the date of inception (February 9, 2011) through March 31, 2012. Additionally the Company is dependent on obtaining additional debt and or equity financing to roll-out and scale its planned principal business operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from planned oil & gas asset acquisitions.  There can be no assurance that the Company’s efforts will be successful.  The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements are prepared on the same basis and should be read in conjunction with the audited financial statements and related notes included in the Company's financial statements for the year ended December 31, 2011. Interim results are not necessarily indicative of the results to be expected for the full year, and no representation is made thereto.

In the opinion of management, these financial statements include all adjustments necessary to state fairly the financial position and results of operations for each interim period shown. All such adjustments occur in the ordinary course of business and are of a normal, recurring nature.

The condensed consolidated financial statements include the Company and its wholly-owned subsidiary, Pacific Energy and Rare Earth, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

The Company’s most significant estimates relate to the valuation of its investment in the Rare Earth JV, its valuation of its common stock, options and warrants, and the valuation and allocation of its purchase of the Eagle Ford asset.

Cash and Cash Equivalents
The Company classifies all highly liquid investments purchased with an original maturity of three months or less at the date of purchase as cash equivalents. As of March 31, 2012 and December 31, 2011, cash equivalents consisted of money market funds.

Deferred Property Acquisition Costs
The Company defers the costs, such as title and legal fees, related to oil and gas property acquisitions. At the time the acquisition is completed, these costs are reclassified and included as part of the purchase price of the property acquired. To the extent a property acquisition is not consummated these costs are expensed.

Exploration and Evaluation Assets and Oil and Gas Properties
The successful efforts method of accounting is used for oil and gas exploration and production activities. Under this method, all costs for development wells, support equipment and facilities, and proved mineral interests in oil and gas properties are capitalized. Geological and geophysical costs are expensed when incurred. Costs of exploratory wells are capitalized as exploration and evaluation assets pending determination of whether the wells find proved oil and gas reserves. Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploratory wells in areas not requiring major capital expenditures are evaluated for economic viability within one year of completion of drilling. The related well costs are expensed as dry holes if it is determined that such economic viability is not attained. Otherwise, the related well costs are reclassified to oil and gas properties and subject to impairment review. For exploratory wells that are found to have economically viable reserves in areas where major capital expenditure will be required before production can commence, the related well costs remain capitalized only if additional drilling is under way or firmly planned. Otherwise the related well costs are expensed as dry holes.

Exploration and evaluation expenditure incurred subsequent to the acquisition of an exploration asset in a business combination is accounted for in accordance with the policy outlined above.

The cost of oil and gas properties is amortized at the field level based on the unit of production method. Unit of production rates are based on oil and gas proved and probable developed producing reserves estimated to be recoverable from existing facilities based on the current terms of the respective production agreements. The Company’s reserves estimates represent crude oil and gas which management believes can be reasonably produced within the current terms of their production agreements.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk include cash deposits placed with financial institutions. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC). At March 31, 2012, none of the Company’s cash balances were uninsured. The Company has not experienced any losses in such accounts.

Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and tax credit carry-forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income and the feasibility of tax planning strategies. In the event that the Company changes its determination as to the amount of deferred tax assets that is more likely than not to be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company adopted authoritative guidance regarding uncertain tax positions. This guidance requires that realization of an uncertain income tax position must be more likely than not (i.e. greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements. The guidance further prescribes the benefit to be realized assuming a review by taxing authorities having all relevant information and applying current conventions. The interpretation also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation
ASC 718, Compensation-Stock Compensation (“ASC 718”), establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair-value of these awards over the requisite employee service period. Under ASC 718, share-based compensation cost related to stock options is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Fair Value of Financial Instruments
The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurement (“ASC 820”), which clarifies fair value as an exit price, establishes a hierarchal disclosure framework for measuring fair value, and requires extended disclosures about fair value measurements. The provisions of ASC 820 apply to all financial assets and liabilities measured at fair value.

Fair Value of Financial Instruments (continued)
As defined in ASC 820, fair value, clarified as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Recent Accounting Pronouncements
In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRSs (“ASU 2011-04”), to converge the guidance in generally accepted accounting principles in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”). The amended guidance changes several aspects of the fair value measurement guidance in ASC 820. In addition, the amended guidance includes several new fair value disclosure requirements, including, among other things, information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs. For nonpublic entities, the amended guidance must be applied prospectively for annual periods beginning after December 15, 2011.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (ASU 2011-05) which amends ASC Topic 220, Comprehensive Income. The updated guidance in ASC Topic 220 gives an entity the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The updated guidance in ASC Topic 220 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Implementation of these recent accounting pronouncements did not have a significant impact on the Company’s financial statements.

NOTE 4 – OIL AND GAS PROPERTY AND EQUIPMENT, NET

Property and equipment as of March 31, 2012 and December 31, 2011 consisted of the following:

	March 31, 2012	December 31, 2011

Oil and gas interests	$5,474,233	$1,724,234
Computers and software	6,906	5,356
Accumulated depreciation	(1,151)	(662)

Property and equipment, net	$5,479,988	$1,728,928

Depreciation expense for the period from February 9, 2011 (Inception) through March 31, 2012 was $1,151, and is included in operating expenses in the accompanying statement of operations. Depreciation expense for the quarter ended March 31, 2012 was $489, and is included in operating expenses in the accompanying statement of operations.

Oil and gas interests -- The Company acquired oil and gas interests in Colorado in a geologic formation known as the Niobrara formation (“the Niobrara Asset”) on October 31, 2011 for a total cost of $4,914,624.  62.50% of the value of the Niobrara interest acquired by the Company was assigned into Condor (see Note 5), of which the Company owns 20%. The following details the purchase price components:

•	$2,827,387 cash paid at closing.
•	1,333,334 shares of Series A Preferred, with a guaranteed minimum value of $1 million to be issued on November 10, 2012.*
•	$699,372 cash carry of the Sellers share of future drilling costs.*
•	285,595 shares of Common Stock of the Company valued at $28,560 issued to a due diligence provider, South Texas Reservoir Alliance, LLC (“STXRA”)
•	230,000 shares of Series A Preferred Stock to be issued in February of 2012 at a share price of $0.75, or $172,500 to STXRA.*
•	Other acquisition transaction costs in the amount of $186,806.

NOTE 4 – OIL AND GAS PROPERTY AND EQUIPMENT, NET (Continued)

*These obligations totaling $1,871,872 have been recorded as part of accrued liabilities in the balance sheet as of December 31, 2011.  Due to the satisfaction of the $172,500 obligation to STXRA through the issuance of 230,000 shares of Series A Preferred stock in the quarter ended March 31, 2012, these obligations total $1,699,372 as of March 31, 2012.

NOTE 5 – BUSINESS ACQUISITION

During the quarter ended March 31, 2012, the Company acquired Excellong E&P-2, Inc., a Texas corporation whose sole asset is an approximately 8 percent working interest in certain oil and gas leases covering approximately 1,650 net acres in the Leighton Field located in McMullen County, Texas, which is currently producing oil and natural gas from the Eagle Ford shale formation (the “Eagle Ford Asset”).  This area is currently producing oil and natural gas from two wells, but the remainder of the land is under development. The acquisition closed on March 29 and the total purchase price was $3.75 million, consisting of

•	$1,500,000 cash paid at closing.
•	$1,000,000 million due 60 days following closing on May 28, 2012 *
•
1,666,667 shares of Series A Preferred Stock with a total value of $1,250,000 and with a guaranteed value of $1.25 million on the date that is twelve months from the date of closing.  In the event that, on this twelve month anniversary (i) the Series A Stock has no Public Market Value, or (ii) the Series A Stock has a Public Market Value but the total Public Market Value of the Closing Stock issued to Sellers is less than $1,250,000, then each Seller shall have the right to require Buyer to repurchase some or all of such Seller’s shares of Closing Stock still then-held by such Seller for cash in an amount equal to $0.75 per share of Series A Stock repurchased (subject to adjustment for stock splits, conversions and the like) (the “Put”). For example, if all Sellers exercise the Put as to all shares of Closing Stock, the total repurchase price payable in connection with the Put would be $1,250,000.

*This obligation totaling $1,000,000 has been recorded as part of accrued liabilities in the balance sheet as of March 31, 2012.

The following table summarizes the allocation of the aggregate purchase price as follows:

Asset	Valuation

Tangible equipment	$147,000
Proved oil and gas reserves	3,603,000

Total	$3,750,000

NOTE 5 – BUSINESS ACQUISITION (Continued)

Management determined that there were no intangible assets.  Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired and represents intangible assets that do not qualify for separate recognition. There was no Goodwill recognized associated with this acquisition. The fair value of the acquired tangible assets and proved oil and gas reserves is preliminary pending the final valuation of those assets.

The estimated future net recoverable oil and gas reserves from proved resources, both developed and undeveloped which were acquired in this transaction are as follows:

	Crude Oil (M Bbls)	Natural Gas (M Mcf)

Net recoverable oil and gas from proved resources	7,390.0	16,448.7
Current working interest	7.9%	7.9%

	586.7	1,305.9

NOTE 6 – EQUITY METHOD INVESTMENT

In October 2011, the Company formed a new subsidiary called Condor Energy Technology LLC (“Condor”), a limited liability company organized under the laws of the State of Nevada.  The Company owns 20% of Condor and a subsidiary of MIE Holdings Corporation (“MIE Holdings”) owns 80%. The Company acquired oil and gas interests in the Niobrara formation (the “Niobrara Asset”) on October 31, 2011.  62.50% of the value of the Niobrara interest acquired by the Company has been assigned into Condor at a value of $3,071,640.  In connection with this transaction, the Company recorded $614,328 as its investment in Condor and the difference of $2,457,312 was recorded as an offset to additional paid-in capital as a reduction of the Series A preferred stock proceeds received from MIE Holdings. Because the Series A preferred stock funding, formation of Condor and purchase of the Niobrara asset transactions were completed in contemplation of each other, the Company concluded that this accounting best represented the economic substance.

The Company accounts for its 20% ownership in Condor using the equity method. The Company evaluated its relationship with Condor to determine if Condor was a variable interest entity, (“VIE”) as defined in ASC 810-10, and whether the Company was the primary beneficiary of Condor, in which case consolidation with the Company would be required. The Company determined that Condor qualified as a VIE, however the Company concluded that the MIE Holdings was the primary beneficiary as a result of its voting and Board control combined with its funding commitments to Condor. The Company’s entire investment in Condor is at risk of loss.  The Company’s total investment in Condor at March 31, 2012 was $560,882, after recording its share of Condor’s 2012 losses of $27,571.

NOTE 6 – EQUITY METHOD INVESTMENT (Continued)

Condor’s financial information, derived from its unaudited financial statements, is as follows:

As of March 31, 2012
Current assets	$375,823
Noncurrent assets	$3,942,739
Total Assets	$4,318,562
Current liabilities	$1,514,149
Total Liabilities	$1,514,149

For the Quarter ended March 31, 2012
Gross Revenue	$-
Net Loss	$(137,854)

During the quarter ended March 31, 2012, and from inception through March 31, 2012, the Company advanced Condor $56,518 and $356,268 respectively for organizational, administrative, managerial and other costs. Subsequent to March 31, 2012 all of the advances were repaid in full. These advances are included in the balance sheet at March 31, 2012 and December 31, 2011 as part of receivables from related entities.

NOTE 7 – NOTES PAYABLE TO RELATED PARTY

In February 2011, the Company received a $200,000 loan from its president and chief executive officer.  Interest accrued at an annual rate of 3%, and principal and interest were due on October 31, 2011.  The loan plus accrued interest of $4,258 was repaid in full on October 31, 2011.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through Global Venture Investments, LLC, an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In July 2011, the Company received a $900,000 loan from Global Venture Investments, LLC.  Interest accrued at an annual rate of 3%, and principal and interest were due on November 30, 2011.  The note was convertible into equity securities of the Company in the event of the closing of a qualified financing (defined as receipt of at least $2,000,000 in gross proceeds), and the note converted into the securities being sold in the qualified financing at a 50% discount.  The qualified financing occurred in October 2011 and the principal amount of this note was converted into 2,400,000 shares of Series A Preferred Stock pursuant to the loan’s original conversion terms.  The accrued interest of $8,655 was paid in cash.

The note agreement also provided for the issuance of a warrant to the holder in the event that the note was automatically converted into a qualified financing. The warrant would have a three year term and an exercise price equal to the price paid by the investors in the qualified financing. In connection with the initial closing of the Company’s Series A Preferred Stock financing in October 2011, which was a qualified financing, the Company issued this warrant for 480,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a non-cancelable lease agreement ending in June 2012 for certain office space.  As of March 31, 2012, the remaining obligation under this lease was $6,114.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock
At March 31, 2012, the Company was authorized to issue 200,000,000 shares of its common stock with a par value of $0.001, of which 10,420,000 shares had been issued to its founders in exchange for cash in the amount of $10,420 in February 2011.  The shares issued are fully vested.  An additional 4,100,000 shares were issued in February 2011 to a company that is wholly owned by the Company’s president and chief executive officer in exchange for that company’s 6% interest in the Rare Earth JV.  These shares were valued at $4,100.  As of December 31, 2011, the Company had issued a total of 14,520,000 shares of common stock to its founders for total value received of $14,520.

In October 2011, the Company’s board of directors granted 700,000 shares of its restricted common stock to a non-employee executive vice president.  The shares were originally subject to forfeiture by the Company in the event the officer was no longer an employee, officer, director or consultant to the Company, which risk of forfeiture would lapse with respect to 75% of the shares if the Company (i) received $6 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or through the Company’s merger with a public company.  The remaining 25% of the shares would have been released from the risk of forfeiture on that date six months from the latter date of these two events.  In addition, if the Company did not raise $6 million (excluding funds raised from certain investors), then 50% of the shares would have been released from the risk of forfeiture if the Company (i) received $3 million in financing (excluding funds raised from certain investors) and (ii) “goes public” through the effectiveness of the registration of a class of the Company’s securities under the Exchange Act or through the Company’s merger with a public company.  Furthermore, 25% of the shares would have been released from the risk of forfeiture six months from the latter date of these two events, and the remaining 25% would have been released from the risk of forfeiture six months later.

Common Stock (continued)
Contemporaneous with this grant, the executive vice president received an option exercisable for 300,000 shares of the Company’s common stock that may be exercised at $0.08 per share, with vesting occurring at various intervals based upon achievement of certain objectives, and expiring in October 2021 if not exercised earlier. As of December 31, 2011, none of the vesting milestones had been reached so none of the shares were vested and as a result they are not being shown as outstanding shares in the financial statements. In February 2012 the Company’s board of directors and the executive vice president agreed to a revised time-based vesting schedule with respect to these shares and options in connection with this executive vice president becoming a full-time employee of the Company.  The revised terms provide that the Company’s right of forfeiture shall lapse with respect to 50% of the shares on June 1, 2012, 25% on December 1, 2012, and the final 25% on June 1, 2013, all contingent upon the recipient’s continued service with the Company, with 100% of the shares being released from the Company’s right of forfeiture in the event the Company terminates his relationship with the Company without cause (as defined in the grant agreement). At March 31, 2012 all 700,000 shares are subject to forfeiture.

In conjunction with the Niobrara Asset acquisition, a grant of 285,595 fully vested shares of the Company’s common stock was paid to the company that arranged the purchase and provided various technical and due diligence assistance services to the Company. These shares were valued at $0.10 per share.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  Related to this merger, the Company issued fully vested stock awards for a total of 696,666 common shares to certain investor relations consultants, but performance is not required until after the merger is complete. These shares were valued at $0.10 per share and have been shown as outstanding in the balance sheet with an offsetting contra-equity account called service receivable.

In February 2012, the Company granted to five of its consultants and employees a total of 1,655,000 shares of its restricted common stock valued at $0.10 per share.  The shares are subject to forfeiture in the event the recipient is no longer an employee, officer, director or consultant to the Company, which risk of forfeiture lapses with respect to 50% of the shares on the date that is six months from the date of grant, 20% on the date that is twelve months from the date of grant, 20% on the date that is eighteen months from the date of grant, and the final 10% on the date that is twenty-four months from the date of grant, all contingent upon the recipient’s continued service with the Company. These awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.  At March 31, 2012, all 1,655,000 shares were subject to forfeiture.

Preferred Stock
At March 31, 2012, the Company was authorized to issue 100,000,000 shares of its preferred stock with a par value of $0.001. 11,222,874 shares of its Series A Preferred Stock were issued and outstanding at March 31, 2012 and 6,666,667 shares of its Series A Preferred Stock were issued and outstanding at December 31, 2011.

In October 2011, the Company sold 4,000,000 shares of its Series A Preferred Stock to a corporate investor for $3,000,000.

When the Company acquired the Niobrara Asset on October 31, 2011, additional consideration due to the sellers on November 10, 2012 is 1,333,334 shares of the Company’s Series A Preferred Stock. The Company has guaranteed to the sellers that the market value of these shares will be no less than $1 million on such date, calculated as the 30 day average closing sales price quoted for the Company’s publicly-traded securities (if, and as applicable).  Under certain conditions, the sellers may elect to receive their proportionate share of the $1 million in cash rather than shares, including in the event the Company’s shares are not publicly-traded.  As collateral for this obligation, from October 31, 2011 until the Company satisfies this obligation to the sellers, the sellers hold a lien on all of the Company’s interests in the Niobrara Asset, together with tangible and intangible assets attributable thereto.

In October 2011, the Company repaid the $200,000 note payable to its president and chief executive plus accrued interest of $4,258.  Upon receipt of these proceeds, the president and chief executive officer used the proceeds to purchase through an entity owned and controlled by him, 266,667 shares of the Company’s Series A Preferred Stock at a price of $0.75 per share.

In October 2011, the Company converted the $900,000 note payable to Global Venture Investments, LLC into 2,400,000 shares of the Company’s Series A Preferred Stock.  Pursuant to the terms of the note, the note’s principal converted into Series A Preferred Stock at a price per share of $0.375, which was equal to 50% of the $0.75 price per share of the Series A Preferred Stock, as required pursuant to the note.  As required pursuant to the terms of the note, the Company also issued a warrant to purchase 480,000 shares of Series A Preferred Stock to the noteholder as described in Note 6.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock (continued)

On February 9, 2012, the Company issued 230,000 shares of Series A Preferred Stock at a value of $172,500 to South Texas Reservoir Alliance LLC.  A liability was accrued as of December 31, 2011 for this issuance, which is satisfaction of certain obligations to STXRA associated with the Niobrara Asset purchase.

On March 29, 2012, the Company issued 1,666,667 shares of its Series A Preferred Stock for a total value of $1,250,000 as part of the consideration issuable by the Company in the Eagle Ford acquisition.

On March 28, 2012, 4000 shares of Series A Preferred Stock were issued to Oracle as a Series A placement fee valued at $3000.

The rights, preferences, and conversion privileges of the Series A Preferred Stock are as follows:

Issuances in the quarter ended March 31, 2012, totaled 4,556,207 shares of Series A Preferred Stock.  Issuances were for cash 2,665,540 shares, as part of the Eagle Ford acquisition 1,666,667 shares, to SXTRA 230,000 shares and to Oracle Capital Securities, LLC (“Oracle”) as a placement fee 4,000 shares.  Total cash received in the quarter ended March 31, 2012 from issuances 2,655,540 shares was $1,991,650.

Liquidation Preferences
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, an amount per share equal to the amount paid for their shares and all declared but unpaid dividends on such shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts due to them, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Dividend Rights
Dividends, if and when declared by the board of directors, accrue at an annualized rate of 6% and are not cumulative.

Conversion Rights
Holders of Series A Preferred Stock may voluntarily convert their shares into the identical number of shares of the Company’s common stock.  Automatic conversion will be effective at the time one of the following events occurs:

•
The date on which the shares of Series A Preferred Stock issued on the original issuance date to holders who are not affiliates of the Company may be re-sold by such holders without registration in reliance on Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act is available for such resale.

•	The holders of a majority of the then outstanding shares of Series A Preferred Stock elect to convert all of their shares of Series A Preferred Stock into shares of common stock.

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Preferred Stock (continued)

Conversion Rights (continued)
The conversion price is subject to adjustment in the event of stock splits, stock dividends, reclassifications, reorganization and other equity restructuring type transactions.

Warrants
In October 2011, the Company signed a non-binding letter of intent to merge with a publicly traded oil and gas exploration and production company.  The Company issued a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.08 per share to an adviser in this possible transaction.  The warrant expires in October 2021, but is revocable by the Company if the transaction does not close by June 1, 2012, unless otherwise extended by mutual agreement between the holder and the Company.

In October 2011, the Company issued a warrant to purchase 480,000 shares of Series A Preferred Stock to an entity owned and controlled by the Company’s president and chief executive officer in connection with the conversion of outstanding principal under a promissory note into Series A Preferred Stock of the Company as described in Note 5.  The warrant has a three year term and has an exercise price of $0.75 per share.

In March 2012, in connection with the Series A closings in Q1 2012, the Company issued warrants to a placement firm for 20,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share.

NOTE 10 – STOCK-BASED COMPENSATION

Stock-based compensation expense for all share-based payment awards granted in 2011 and 2012 are based on the grant-date calculated fair value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award.  For the quarter ended March 31, 2012, awards were authorized and issued under the Company’s equity incentive plan adopted in February 2012.

For the year ended December 31, 2011, the Company recorded stock-based compensation expense of $3,660.  At December 31, 2011 there was approximately $12,210 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.75 years.

For the quarter ended March 31, 2012, the Company recorded stock-based compensation expense of $58,079 related to stock options and grants of restricted common stock. At March 31, 2012 there was approximately $30,410 of unamortized stock based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 1.30 years. At March 31, 2012 there was approximately $195,721 of unamortized stock based compensation cost related to unvested restricted stock grants which is expected to be recognized over a weighted average period of 1.64 years.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

In October 2011, the Company granted to three of its consultants and employees, non-qualified and incentive stock options exercisable for a total of 110,000 shares of its common stock at an exercise price of $0.08 per share. 50% of the shares subject to the options vest six months from the date of grant, 20% vest one year from the date of grant, 20% vest eighteen months from the date of grant, and the final 10% vest two years from the date of grant, all contingent upon the recipient’s continued service with the Company.  The options have a ten year term.

In October 2011, the Company also granted options, exercisable for 120,000 shares of the Company’s common stock at an exercise price of $0.08 per share with a ten year term, as partial consideration for STXRA’s agreement to provide consulting services to the Company and serve as the operator of the Niobrara Asset.  50% of the shares subject to the option vest six months from the date of grant, 25% vest one year from the date of grant, and the balance of 25% vests eighteen months from the date of grant, all contingent upon the operator’s continued service with the Company.

In October 2011, the Company granted a non-qualified performance-based option to its consulting executive vice president for 300,000 shares at $0.08 per share with a term of 10 years. At December 31, 2011 none of the performance milestones had been met and, as a result, no expense was recorded in 2011 for this award. This award was modified in February 2012 to a time-based vesting schedule in connection with this consultant becoming a full-time employee of the Company.  The vesting terms of the option exercisable for these 300,000 shares are now 50% of the shares subject to the option vesting on March 1, 2012, 25% on June 1, 2012, and the balance of 25% on January 1, 2013, all contingent upon the recipient’s continued service with the Company.

Stock option activity through the quarter ended March 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Options granted	530,000	0.08
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at December 31, 2011	530,000	0.08	9.77
Vested and exercisable at December 31, 2011	-

Options granted	265,000	0.10	9.87
Options exercised	-	-
Options cancelled/forfeited/expired	-	-
Outstanding at March 31, 2012	795,000	0.09	9.64
Vested and exercisable at March 31, 2012	150,000	0.08	9.52

The weighted average grant date calculated fair value of options granted during the year ended December 31, 2011 was $0.069. The weighted average grant date calculated fair value of options granted during the quarter ended March 31, 2012 was $0.072.

No cash was received for option exercises and purchases of shares of Company common stock as stock-based compensation for the year ended December 31, 2011 and the quarter ended March 31, 2012.

NOTE 10 – STOCK-BASED COMPENSATION (Continued)

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 2011 and the quarter ended March 31, 2012.

	December 31, 2011	March 31, 2012
Expected dividend yield (1)	0%	0%
Risk-free interest rate (2)	0.41%	0.41%
Expected volatility (3)	173%	173%
Expected life (in years) (4)	3.0	1.5

(1)	The Company has no current plans to pay dividends.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)	The Company estimated the volatility based on comparable public companies.

(4)	The expected life represents the period of time that options granted are expected to be outstanding.

NOTE 11 – RELATED PARTY TRANSACTIONS

As discussed in Note 6, the Company repaid a loan from the president and chief executive officer and a company wholly owned by its president and chief executive officer.

Effective upon the closing of the Company’s acquisition of the Niobrara Asset in October 2011, the Company transferred and assigned to Condor, a Nevada limited liability company owned 20% by the Company and 80% by an affiliate of MIE Holdings, 62.5% of the Niobrara Asset interest acquired by the Company, the net result of which is that each of the Company and MIE Holdings have a 50% net working interest in the Niobrara Asset originally acquired by the Company.  Furthermore, Condor was designated as “Operator” of the Niobrara Asset.  Condor’s Board of Managers is comprised of the Company’s President and Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings.  In addition, MIE Holdings has agreed to carry the Company at both the Condor and the Company levels for all of the Company’s proportional fees and expenses due in connection with the drilling and completion of the initial well on the Niobrara Asset, which carry shall be in the form of loans made by MIE Holdings to Condor and repayable by Condor from production from the Niobrara Asset.

In October 2011, the Company also sold 4,000,000 shares of its Series A Preferred Stock to MIE Holdings for $3,000,000.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through May 25, 2012, which is the date the financial statements were available to be issued.

On April 3, 2012, the Company sold 266,667 shares of its Series A Preferred Stock for a total of $200,000 in cash proceeds.

On April 5, 2012, the Company sold 266,667 shares of its Series A Preferred Stock for a total of $200,000 in cash proceeds.

NOTE 12 – SUBSEQUENT EVENTS (Continued)

On April 11, 2012, the Company sold 133,333 shares of its Series A Preferred Stock for a total of $100,000 in cash proceeds.

On April 18, 2012, the Company sold 86,667 shares of its Series A Preferred Stock for a total of $65,000 in cash proceeds.

In April of 2012, the Company issued warrants to purchase a total of 60,000 shares of its Series A Preferred Stock at an exercise price of $0.75 per share to two Series A Preferred stock placement agents.  These warrants expire in April 2015.

In April 2012, the Company granted to an advisor fully vested options exercisable for a total of 100,000 shares of its common stock at an exercise price of $0.10 per share with a ten-year term.  This award was authorized and issued under the Company’s equity incentive plan adopted in February 2012.

On April 23, 2012, the Company received an AFE Cost Estimate from Texoz E&P II, Inc., the operator of the Company’s Eagle Ford Asset held in White Hawk (defined below), in connection with the proposed drilling of a third well in the Eagle Ford Asset (the “EFS #1H Well”). The Company has consented to participate in the drilling of the EFS #1H Well, and this well is currently being drilled by the operator. The total AFE Cost Estimate for the EFS #1H Well is $9,846,300, of which the Company has elected to participate to its full proportionate share of 7.939%. On May 8, 2012, the operator of the EFS #1H Well notified the Company that one of the working interest owners had elected to non-consent to participating in the drilling of the EFS #1H Well, and, effective May 9, 2012, the Company elected to increase its working interest by an additional 0.6846% in this well, which will proportionately increase the Company’s share of the drilling and completion expenses under the AFE Cost Estimate to 8.6236%.

On May 11, 2012, the Company merged its wholly-owned subsidiary, Excellong E&P-2, Inc. (“E&P-2”), into White Hawk Petroleum, LLC (“White Hawk”), a newly-formed Nevada limited liability company also wholly-owned by the Company (the “E&P-2 Merger”). White Hawk was the surviving entity in the E&P-2 Merger, with all the properties, rights, privileges, immunities, powers and franchises of E&P-2 vesting in White Hawk as the surviving entity, and all debts, liabilities, obligations and duties of E&P-2 becoming the debts, liabilities, obligations and duties of White Hawk. The separate corporate existence of E&P-2 ceased as a result of the E&P-2 Merger. White Hawk now holds all of the Eagle Ford Assets of the Company.

In May of 2012, the Company issued warrants to purchase a total of 9,167 shares of its Series A Preferred Stock at an exercise price of $0.75 per share to an advisor who also acted as a placement agent.  These warrants expire in May 2015. In May of 2012, the Company also issued 533 shares of its Series A Preferred Stock to this same advisor valued at a price of $0.75 per share.

NOTE 12 – SUBSEQUENT EVENTS (Continued)

On May 23, 2012, the Company completed the sale of 50% of the ownership interests in White Hawk to an affiliate of MIE Holdings, which is also the Company’s 80% partner in Condor as described above and a significant investor in the Company (the “White Hawk Sale”).  As a result of the White Hawk Sale, an affiliate of MIE Holdings and the Company each have an equal 50% ownership interest in the Eagle Ford Asset originally acquired by the Company in March 2012 as described above, and each have agreed to proportionately share all expenses and revenues with respect to the Eagle Ford Asset going forward.  In consideration for the White Hawk Sale, MIE Holdings paid to the Company an aggregate of $2.0 million in cash as follows:  (i) $500,000 in cash paid to the Company on May 23, 2012; (ii) $1.0 million in cash paid to the original sellers of the Eagle Ford Asset on behalf of Company on March 23, 2012, which amount was due to such sellers 60 days following the acquisition by the Company of the Eagle Ford Asset as described above; and (iii) $500,000 in cash payable to the Company on or before June 29, 2012.  As further inducement for MIE Holdings to participate in the White Hawk Sale, the Company (a) agreed to share with MIE Holdings all production revenue from the Eagle Ford Asset commencing March 1, 2012, (b) issued a two year warrant to MIE Holdings exercisable for 500,000 shares of Company common stock at $1.25 per share, exercisable solely on a cash basis, and (c) granted a two year warrant to MIE Holdings exercisable for 500,000 shares of Company common stock at $1.50 per share, exercisable solely on a cash basis.  These warrants were granted effective May 23, 2012.